United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2015

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On May 20, 2015, S&T Bancorp, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 34,832,481 shares of the Company’s common stock were entitled to vote as of March 20, 2015, the record date for the Annual Meeting. There were 27,960,553 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting and the final voting results of each such proposal.

Proposal No. 1—Election of Directors

The shareholders elected 15 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	FOR	WITHHELD	BROKER NON-VOTES

Todd D. Brice	22,317,086	1,223,094	4,420,373

John J. Delaney	20,819,284	2,720,896	4,420,373

Michael J. Donnelly	20,826,872	2,713,308	4,420,373

William J. Gatti	22,302,552	1,237,628	4,420,373

James T. Gibson	22,301,349	1,238,831	4,420,373

Jeffrey D. Grube	22,670,014	870,166	4,420,373

Jerry D. Hostetter	22,767,416	772,764	4,420,373

Frank W. Jones	22,488,763	1,051,417	4,420,373

David L. Krieger	21,853,013	1,687,167	4,420,373

James C. Miller	22,371,056	1,169,124	4,420,373

Fred J. Morelli, Jr.	22,706,178	834,002	4,420,373

Frank J. Palermo, Jr.	22,592,600	947,580	4,420,373

Christine J. Toretti	21,206,223	2,333,957	4,420,373

Charles G. Urtin	22,663,466	876,714	4,420,373

Steven J. Weingarten	22,736,326	803,854	4,420,373

Proposal No. 2—Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2015

The shareholders voted to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2015. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN
27,666,926	148,503	145,124

Proposal No. 3—Advisory Vote on S&T’s Executive Compensation

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,986,000	1,235,300	318,880	4,420,373

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar
Mark Kochvar
May 21, 2015	Senior Executive Vice President, Chief Financial Officer